UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ________________________________
FORM 8-K
 ________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 10, 2018

 ________________________________
Bravo Brio Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-326-7944
Not Applicable
Former name or former address, if changed since last report
   ________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

On March 7, 2018, Bravo Brio Restaurant Group, Inc., an Ohio corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bugatti Parent, Inc., a Delaware corporation (“Parent”), and Bugatti Merger Sub, Inc., an Ohio corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are investment affiliates of GP Investments, Ltd. (“GP”), a leading private equity and alternative investment firm and Spice Private Equity Ltd. (“Spice”), a Swiss investment company focused on private equity investments and an affiliate of GP. The Merger Agreement provides that, among other things, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) effective as of the effective time of the Merger (the “Effective Time”). As a result of the Merger, Merger Sub will cease to exist, and the Company will survive as a wholly owned subsidiary of Parent.

On April 23, 2018, Mr. Jon Dagenbach filed a putative shareholder class action against the Company and the individual members of the Company’s Board of Directors (collectively, the “Company Board”) in the United States District Court for the Southern District of Ohio. The case is captioned Jon Dagenbach v. Bravo Brio Restaurant Group, Inc. et al., No. 2:18-cv-00375-ALM (the “Merger Litigation”). Mr. Dagenbach’s lawsuit alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 in connection with the proposed merger contemplated by the Merger Agreement. Mr. Dagenbach alleges that the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2018 (the “Proxy Statement”) contains certain material omissions and misstatements. He seeks to enjoin or rescind the transactions contemplated by the Merger Agreement and requests attorneys’ fees and damages in an unspecified amount. On April 24, 2018, Mr. Dagenbach filed a motion for a preliminary injunction to prevent the consummation of the transactions contemplated by the Merger Agreement. On April 25, 2018, Mr. Dagenbach filed a motion to expedite proceedings relating to his motion for a preliminary injunction. The Court granted the motion to expedite by Order entered on April 26, 2018, and scheduled a hearing on the preliminary injunction motion for May 11, 2018. On May 4, 2018, the Company and the Company Board filed a memorandum in opposition to Mr. Dagenbach’s motion for a preliminary injunction and moved to dismiss his complaint. As of the date of this Current Report on Form 8-K, the Court has not issued a ruling on Mr. Dagenbach’s motion for a preliminary injunction or the Company and the Company Board’s motion to dismiss.

The defendants believe these claims are without merit and are vigorously defending against these claims. However, in order to alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its shareholders, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Based upon the representation that the Company would file this Current Report on Form 8-K, on May 8, 2018, Mr. Dagenbach filed a notice withdrawing his motion for a preliminary injunction. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Merger Litigation that any additional disclosure was or is required.

The Company Board continues to unanimously recommend that you vote “FOR” the proposal to approve and adopt the Merger Agreement, “FOR” the proposal to approve, on a non-binding advisory basis, certain compensation arrangements that will or may become payable to the Company’s named executive officers in connection with the consummation of the Merger and “FOR” the proposal to approve one or more adjournments of the shareholders meeting, if necessary or advisable, to permit further solicitation of proxies in favor of the proposal to approve and adopt the Merger Agreement.

These supplemental disclosures will not affect the merger consideration to be paid to shareholders of the Company in connection with the Merger or the timing of the special meeting of the Company’s shareholders scheduled for Tuesday, May 22, 2018 at 9:00 a.m. local time at the Company’s Brio Polaris Fashion Place restaurant located at 1500 Polaris Parkway, Columbus, Ohio 43240.

Supplemental Disclosures.

The following disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

The following supplemental disclosure is inserted on page 43 of the proxy statement under the heading “Prospective Financial Information” immediately prior to the heading “Opinion of Piper Jaffray & Co.”:

As noted on pages 47-48, the projected unlevered free cash flows from fiscal year 2018 to fiscal year 2022 used in the Discounted Cash Flow Analysis were calculated based on the Company Projections. The unlevered free cash flows for each year were calculated from the Company Projections as: Adjusted EBITDA less depreciation and amortization, less taxes (utilizing a 15% tax rate, inclusive of potential benefits from the U.S. tax reform enacted in December 2017), plus stock based compensation costs, plus depreciation and amortization, less net capital expenditures and less the change in net working capital. The following table sets forth the components of the Company Projections utilized in calculating unlevered free cash flows.

$ in millions
	Projected
Fiscal Year Ending December	2018	2019	2020	2021	2022

Adjusted EBITDA	$16.7	$16.7	$18.8	$22.3	$25.4
Depreciation & Amortization	(19.3)	(19.2)	(19.2)	(19.2)	(19.4)
Operating Income	(2.6)	(2.4)	(0.4)	3.0	6.0
Income Taxes				(0.5)	(0.9)
After-Tax Operating Income	(2.6)	(2.4)	(0.4)	2.6	5.1
Stock Based Compensation	0.9	1.3	1.8	1.9	2.1
Depreciation & Amortization	19.3	19.2	19.2	19.2	19.4
Net Capital Expenditures	(6.8)	(9.7)	(11.9)	(12.1)	(14.1)
(Inc.) / Dec. in Net Working Capital	(2.1)	2.2	1.3	0.8	0.9
Free Cash Flow	8.7	10.6	10.0	12.5	13.4

The following disclosure replaces the second full paragraph on page 46 of the proxy statement:

For the selected public companies analysis, Piper Jaffray calculated the following valuation multiples for the Company, including as implied by the Merger Consideration, and the selected companies:

•
 Enterprise value (which is defined as fully diluted equity value, based on closing prices per share on March 6, 2018, plus total debt, preferred equity and noncontrolling interests (as applicable) less total cash and cash equivalents) as a multiple of earnings before interest, taxes, depreciation and amortization and publicly disclosed non-recurring adjustments, referred to as “EBITDA,” (which, in the case of the Company, see “-Reconciliation of Non-GAAP Financial Measures”) for the last twelve months (“LTM”); and

•	Enterprise value as a multiple of EBITDA (which, in the case of the Company, see “-Reconciliation of Non-GAAP Financial Measures”) for estimated calendar year 2018 (“FWD”).

The following table sets forth the EBITDA multiples Piper Jaffray calculated for each selected company:

Company	EV / LTM EBITDA	EV / FWD EBITDA
The Cheesecake Factory Incorporated	9.5x	9.9x
Bloomin' Brands, Inc.	8.1x	8.4x
Brinker International, Inc.	7.1x	7.5x
BJ's Restaurants, Inc.	9.3x	8.8x
Red Robin Gourmet Burgers, Inc.	7.4x	7.3x
J. Alexander's Holdings, Inc.	8.5x	6.3x
Kona Grill, Inc.	8.2x	NA

The following disclosure replaces the second full paragraph on pages 47 of the proxy statement:

Piper Jaffray reviewed transaction enterprise values of the selected transactions, calculated, to the extent publicly available, as the purchase price paid for the target involved in such transactions plus total debt, preferred equity and noncontrolling interests (as applicable) less total cash and cash equivalents, as a multiple of EBITDA (which, in the case of the Company, see “Reconciliation of Non-GAAP Financial Measures”) for the LTM as of the applicable announcement dates of such transactions. The following table sets forth the EBITDA multiples Piper Jaffray calculated for each reviewed transaction:

Acquiror	Target	EV / LTM EBITDA*
NRD Capital Management	Ruby Tuesday, Inc.	5.0x
Landry’s Inc.	Ignite Restaurant Group, Inc.	2.8x
Golden Gate Capital	Bob Evans Restaurants	6.5x
Golden Gate Capital	Red Lobster Seafood Co.	5.6x
Ignite Restaurant Group, Inc.	Mac Parent LLC (d/b/a Romano's Macaroni Grill)	4.6x
American Blue Ribbon Holdings, LLC	J. Alexander's Corp.	8.8x
Angelo, Gordon & Co.	Benihana Inc.	9.2x
Fidelity National Financial, Inc.	O'Charley's Inc.	6.5x
Landry's, Inc.	Morton's Restaurant Group, Inc.	7.3x
Landry's, Inc.	McCormick & Schmick's Seafood Restaurants, Inc.	6.9x
Golden Gate Capital	California Pizza Kitchen, Inc.	7.7x
Landry's, Inc.	Bubba Gump Shrimp Co. Inc.	6.5x
Kelso & Company	LRI Holdings, Inc. (d/b/a Logan's Roadhouse)	7.9x
Oak Hill Capital Partners	Dave & Buster's Holdings, Inc.	7.3x
Planet Hollywood International, Inc.	BUCA Inc.	8.0x
G&R Acquisition, Inc.	Max & Erma's Restaurants, Inc.	6.3x

*Note: For transactions with significant real estate value, enterprise value is adjusted to exclude sale-leaseback proceeds.

The following supplemental disclosure replaces the second full paragraph under “Information About Piper Jaffray” on pages 50 - 51 of the Definitive Proxy Statement:

Piper Jaffray acted as a financial advisor to the Company in connection with the Merger and will receive a fee, currently estimated to be approximately $2.4 million from the Company. A significant portion of Piper Jaffray’s fee is contingent upon consummation of the Merger, and $1.0 million of such fee has been earned by Piper Jaffray for rendering its fairness opinion and is creditable against the total fee. The opinion fee was not contingent upon the consummation of the Merger or the conclusions reached in Piper Jaffray’s opinion. The Company has also agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. Piper Jaffray is currently engaged as financial advisor for the Company in connection with the Company’s review of strategic alternatives in addition to providing restructuring services. Piper Jaffray is also currently engaged as sole and exclusive lead arranger in connection with a potential refinancing of the Company’s credit facility and may receive fees for the rendering of such services. For its services other than as a financial advisor to the Company in connection with the Merger, Piper Jaffray has received monthly fees of $50,000 over a period of five months, for a total fee of $250,000 as of the date of this proxy statement. In the event that the Merger is consummated, we expect that these engagements will be terminated effective upon the Merger and that Piper Jaffray will earn no additional fees (monthly or contingent) in connection with these engagements. In the event that the Merger is not consummated, we expect that Piper Jaffray will continue to earn additional monthly fees for these services, as well as a contingent fee of 6% of the notional value of any equity or subordinated debt offering or 2.5% of the principal value of any refinancing of the Company’s credit facility, in each case to the extent consummated by the Company during the term of the relevant engagement letters and otherwise in accordance with the terms of such engagement letters. In addition, in the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of the Company for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In the ordinary course of its business, Piper Jaffray also publishes research on Company Common Shares. Piper Jaffray may also, in the future, provide investment banking and financial advisory services to the Company or Parent or entities that are affiliated with the

Company or Parent, for which Piper Jaffray would expect to receive compensation in an amount not determinable as of the date of this proxy statement.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving the Company, Parent and Merger Sub.  In connection with the proposed Merger, the Company has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). COMPANY SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors may obtain a free copy of the proxy statement and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, shareholders may obtain free copies of the documents at the Company’s website, www.bbrg.com, under the heading “Investors.”

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 15, 2018. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed Merger is included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There is no assurance that the acquisition of the Company by Spice will be consummated and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the ability and timing to obtain the approval of the Company’s shareholders and to satisfy other closing conditions to the merger agreement; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on the Company’s common shares because of the failure to complete the proposed transaction; the Company’s or Spice’s respective businesses experiencing disruptions from ongoing business operations due to transaction-related uncertainty or other factors making it more difficult than expected to maintain relationships with employees, business partners or governmental entities, both before and following consummation of the transaction; significant transaction costs which have been and may continue to be incurred related to the proposed transaction; and other risks and uncertainties described in the Company’s filings with the SEC. The Company, Spice and GP caution readers not to place undue reliance on any forward-looking statements. These forward-looking statements represent the Company’s, Spice’s and GP's judgment as of the date of this report, and the Company, Spice and GP undertake no obligation to update or revise them unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

May 10, 2018	By:	/s/ Diane D. Reed
Name: Diane D. Reed
Title: Chief Financial Officer, Treasurer and Secretary